EXECUTION COPY

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.65

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 6, 2017 (the “Effective Date”), by and among AntriaBio, Inc., a Delaware corporation (the “Company”), and XOMA Corporation, a Delaware corporation (“Purchaser”).  Terms used but not otherwise defined herein shall have the meanings ascribed to them in the License Agreement (as defined below).

WHEREAS, prior to or concurrently with the consummation of the transactions contemplated hereby, and as a condition to the willingness of, and material inducement to, Purchaser to enter into this Agreement, the Company and XOMA (US) LLC, a wholly owned subsidiary of Purchaser, shall enter into a License Agreement of even date herewith (the “License Agreement”) pursuant to which the Purchaser will grant a license of certain of its technology to the Company; and

WHEREAS, in consideration of the license granted pursuant to the License Agreement, Company desires to issue to Purchaser the Initial Closing Shares, the Interim Financing Shares, the Qualified Financing Shares and the 2019 Shares (each as defined below and, together, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which Shares shall be authorized and issued in accordance with the terms of this Agreement (the “Common Stock Issuance”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Purchase and Sale

1.1Sale and Issuance of Shares. In consideration of the License Agreement and in express reliance upon the representations, warranties and covenants set forth herein, and subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Shares; provided that in no event shall the aggregate number of Shares, or voting securities convertible or exchangeable into the Shares, issued pursuant to this Section 1 exceed 19.99% of the total outstanding shares of the Company’s Common Stock calculated as of the time of the issuance (any Shares representing ownership above such percentage being “Excess Shares”).  In the event the aggregate amount of Shares to be issued by the Company to the Purchaser shall exceed 19.99% of the total outstanding shares of the Company’s Common Stock, in lieu of the Excess Shares, the Company shall issue to the Purchaser non-voting convertible preferred stock on such terms and conditions as mutually agreed by the Purchaser and the Company with a liquidation preference equal to the value of the Excess Shares.

1.2Initial Closing.

(a)The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the earlier of: (1) the date of the closing of the [*] of the Company occurring after the Effective Date resulting in [*]; or (2) the initiation of [*] for the Company’s clinical study of [*] (which time, date and place are referred to in this Agreement as the “Initial

Closing”).  At the Initial Closing, the Company shall deliver to the Purchaser that number of shares and/or other securities (the “Initial Closing Shares”) equal to [*] divided by: (i) in the case of an Initial Closing triggered by an equity financing, the price per share of the stock (or units, if additional securities are issued together with stock) sold in such financing; or (ii) in the case of an Initial Closing triggered by a financing that is non-dilutive to the Company (including any convertible note financing) or by clause (2) above, the weighted average of the closing bid and asked prices or the average closing prices of the Common Stock on the Principal Market for the ten day trading period prior to the Initial Closing. The Company shall instruct VStock Transfer, LLC (the “Transfer Agent”) to register such issuance via book entry at the time of such issuance.

(b)If the Initial Closing occurs on or prior to December 31, 2017, then the Company shall, in addition to issuing the Initial Closing Shares, make a cash payment to Purchaser equal to [*] of the value of the Initial Closing Shares as of the date of the Initial Closing.

1.3Interim Financing Closing.

(a)A subsequent purchase and sale of Shares shall take place remotely via the exchange of documents and signatures concurrently with the closing of each Interim Financing (as defined below), or at such other time as the Company and Purchaser shall mutually agree (each of which time, date and place is referred to in this Agreement as an “Interim Financing Closing”).  At each Interim Financing Closing, the Company shall deliver to Purchaser: (i) in the case of an Interim Financing that is an equity financing, [*] of the total number of shares and/or other securities issued in such Interim Financing; or (ii) in the case of an Interim Financing that is non-dilutive to the Company, that number of shares and/or other securities representing [*] of the gross proceeds of such financing divided by the weighted average of the closing bid and asked prices or the average closing prices of the Common Stock on the Principal Market for the ten day trading period prior to the announcement of such Interim Financing (the “Interim Financing Shares”).  An “Interim Financing” shall mean any financing event (including, but not limited to, an equity financing, debt financing or the receipt of funds resulting from licensing an AntriaBio Product (as defined in the License Agreement))  occurring prior to a Qualified Financing (as defined below), resulting in gross cash proceeds to the Company of less than $20 million.  The Company shall provide Purchaser a written notice specifying the date of the Interim Financing Closing, which notice shall be delivered no less than ten (10) business days prior to the date of the Interim Financing Closing.  For the avoidance of doubt, in the event the Interim Financing results in gross proceeds to the Company of $3 million, the Company shall issue both the First Closing Shares and the Interim Financing Shares at such Interim Financing Closing.  The dollar value of the Interim Financing Shares shall be referred to herein as the “Interim Financing Value.”

(b)If an Interim Financing Closing occurs on or prior to December 31, 2017, then the Company shall, in addition to issuing the relevant Interim Closing Shares, make a cash payment to Purchaser equal to [*] of the value of such Interim Closing Shares as of the date of such Closing.

1.4Qualified Financing Closing.  A subsequent purchase and sale of Shares shall take place remotely via the exchange of documents and signatures concurrently with the closing of a Qualified Financing (as defined below), or at such other time as the Company and Purchaser shall mutually agree (which time, date and place are referred to in this Agreement as the “Qualified Financing Closing”).  At the Qualified Financing Closing, the Company shall deliver to Purchaser that number of Shares, and/or other securities issued in a Qualified Financing (the “Qualified Financing Shares”) equal to a quotient, the numerator of which shall be: (i) Seven Million Dollars ($7,000,000); minus (ii) the Interim Financing Value represented by Shares issued to Purchaser prior to the Qualified Financing; and the denominator of which shall be: (x) in the case of a Qualified Financing that is an equity financing, the price per share of the stock (or units, if additional securities are issued together with stock) sold in the Qualified Financing;

or (y) in the case of a Qualified Financing that is non-dilutive to the Company, the weighted average of the closing bid and asked prices or the average closing prices of the Common Stock on the Principal Market for the ten day trading period prior to the announcement of such Qualified Financing.  A “Qualified Financing” shall mean an equity or debt financing event resulting in aggregate gross cash proceeds to the Company of at least $20 million.  The Company shall provide Purchaser a written notice specifying the date of the Qualified Financing Closing, which notice shall be delivered no less than ten (10) business days prior to the date of the Qualified Financing Closing.  For the avoidance of doubt, in the event that the Initial Closing has not occurred prior to the Qualified Financing Closing, the Company shall issue both the First Closing Shares and the Qualified Financing Shares at the Qualified Financing Closing.

1.52019 Closing.  In the event that the Qualified Financing Closing has not occurred on or prior to March 31, 2019, then a purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on April 1, 2019 (which time, date and place are referred to in this Agreement as the “2019 Closing”).  The Initial Closing, each Interim Closing, the Qualified Financing Closing and the 2019 Closing is each referred to herein as a “Closing” and, together the “Closings.”  At the 2019 Closing, the Company shall deliver to the Purchaser that number of Shares, (the “2019 Shares”) equal to Seven Million Dollars ($7,000,000) divided by the weighted average of the closing bid and asked prices or the average closing prices of the Common Stock on the Principal Market for the ten day trading period prior to the 2019 Closing.  For the avoidance of doubt, in the event that a Qualified Financing occurs after the 2019 Closing, the Qualified Financing Shares will be issued in accordance with the terms hereof in addition to the Initial Closing Shares and the 2019 Shares.

1.6Capital Adjustments.  If after the Effective Date (A) the Company shall pay a dividend in securities of the Company (other than in Common Stock) or of other property (including cash) on the Common Stock, (B) there shall occur any merger, consolidation, capital reorganization, stock split, reverse stock split, combination or reclassification in which the Common Stock is converted or exchanged for securities, cash or other property, the class or series of stock constituting the Common Stock for purposes of this Agreement, shall be appropriately adjusted to reflect such other dividend, merger, consolidation, capital reorganization, stock split, reverse stock split or reclassification.  After any event referenced in clauses (A) and (B) of the preceding sentence is consummated, all references herein to the Common Stock shall be deemed to refer to the capital stock or property (including cash) into or for which the Common Stock was converted or exchanged, with the necessary changes in detail.

2.	put option

The Company hereby grants the Purchaser the right and option to sell the greater of (i) 5,000,000 Shares or (ii) one third of the aggregate Shares held by the Purchaser at the time of the Put Option Triggering Event (as defined below) to the Company, and the Company agrees to purchase the Shares or to facilitate the orderly sale of the Shares to a third party (the “Put Option”).  Upon the occurrence of the Put Option Triggering Event, the Purchaser shall be permitted to exercise the Put Option by delivering written notice to the Company (the “Put Option Exercise Notice”) by indicating its agreement to sell all or a portion of the Shares in exchange for the payment by the Company or a third party buyer (arranged by the Company) to the Purchaser of the Put Option Purchase Price (as defined below), such amount to be payable by wire transfer of immediately available funds within 15 days after the date of receipt by the Company of the Put Option Exercise Notice.  The “Put Option Triggering Event” shall mean the failure of the Company to list its shares of Common Stock on the Nasdaq Stock Market or a similar national exchange on or prior to December 31, 2018. The “Put Option Purchase Price” per Share shall mean the lower of (i) $1.00; or (ii) the average of the closing bid and asked prices of the Common Stock quoted on the Principal Market on the date of the Put Option Exercise Notice.  The costs of effecting a sale of the Shares pursuant to this Section 2 shall be borne by the Company.

3.	Representations and Warranties of the CompANY

As of the date of each Closing, the Company represents and warrants to Purchaser that, subject to exceptions and disclosures set forth in any part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection of this Section 3, the statements contained in this Section 3 are true, complete and correct (except that those statements which address matters only as of a particular date are true, correct and complete as of such date). The Company shall deliver an updated and current Company Disclosure Schedule prior to each Closing.

3.1Organization and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of its respective certificate or the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”) or other organizational or charter documents.  Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on (i) the business, properties or financial condition of the Company, (ii) the Shares or (iii) the enforceability of this Agreement (a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has no subsidiaries except as set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

3.2Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the License Agreement (the “Transaction Documents”), and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, and the reservation for issuance and the issuance of the Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Effective Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, and/or stockholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Shares.

3.3Capitalization.  As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017.  Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (iv) other than as set forth in this Agreement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”), (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.  The Company has furnished to the Purchaser true and correct copies of the Certificate of Incorporation, and the Company's Bylaws, and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

3.4Issuance of Shares.  Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Upon issuance in accordance with the terms and conditions of this Agreement, the Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Shares have been duly authorized and reserved for issuance upon purchase under this Agreement.

3.5No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation and issuance of the Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to the Company or any of its subsidiaries) or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively.  Neither the Company nor any of its subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.  Since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the OTCQB or any other exchange on which any of the securities of the Company are listed or designated (the “Principal Market”).  The Principal Market has not commenced any delisting proceedings against the Company.

3.6SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.  None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

3.7Absence of Certain Changes.  Except as disclosed in the SEC Documents, since June 30, 2017, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

3.8Absence of Litigation. Other than as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's or its subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

3.9Acknowledgment Regarding Purchaser’s Status.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Shares.  The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

3.10No General Solicitation; No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market.

3.11Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  None of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

3.12Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.13Title.  The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

3.14Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

3.15Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.16Tax Status.  The Company and each of its subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.17Transactions With Affiliates.   Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.18Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Shares and the Purchaser's ownership of the Shares.

3.19Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents.   The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

3.20Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.21DTC Eligibility.  The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

3.22Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

3.23Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.24Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.25Accountants.  The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

3.26No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.27Shell Company Status. The Company is not currently, and since January 31, 2013 has not been, an issuer identified in Rule 144(i)(1) under the Securities Act and has filed with the SEC current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) at least 12 calendar months prior to the date of this Agreement reflecting its status as an entity that is no longer an issuer identified in Rule 144(i)(1) under the Securities Act.

3.28No Disqualification Events.  None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

4.	Representations AND warranties of PURCHASER

As a material inducement to the Company to enter into and perform its obligations under this Agreement, Purchaser represents and warrants to the Company as follows:

4.1Authorization; Enforceability.  Purchaser has all requisite power and authority to execute, deliver and perform this Agreement.  All action on the part of Purchaser and, as applicable, its directors, officers, members, partners and shareholders, necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement has been taken.  This

Agreement constitutes the valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by the Equitable Exceptions.

4.2Investor Representations.

(a)The Shares acquired by Purchaser hereunder will be acquired by Purchaser for its own account for investment purposes and not with a view to distribution in violation of the Securities Act.  Purchaser does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Purchaser hereunder.

(b)Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(c)Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.  Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”), which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

5.	Conditions to PURCHASER’S Obligations at Closing

The obligations of Purchaser under this Agreement to purchase the Shares being purchased by Purchaser at each Closing are subject to the satisfaction or waiver, at or prior to the applicable Closing, of the following conditions:

5.1Representations and Warranties.  The representations and warranties of the Company contained in Section 3 of this Agreement and in Section 7 of the License Agreement shall be true, correct and complete on and as of the applicable Closing with the same force and effect as if they had been made at such time (except that those representations and warranties which address matters only as of a particular date need only be measured as of the specific date).

5.2Performance.  The Company shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the applicable Closing.

5.3Legal Investment.  On the date of the applicable Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

5.4No Suspension.  Trading in the Common Stock shall not have been suspended by the exchange on which the Common Stock of the Company is traded.

5.5Consents and Approvals. Any consent required for the consummation of the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares, shall have been obtained (collectively, “Consents”).

5.6Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the applicable Closing.

5.7No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.8License Agreement.  The Company shall have executed the License Agreement.

5.9Legal Opinion.  Purchaser shall have received from Dorsey &Whitney LLP, counsel for the Company, an opinion, dated as of such Closing in form and substance reasonably satisfactory to counsel for Purchaser.

5.10Transfer Agent Instructions.  Purchaser shall have received a copy of the instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, via book entry to the applicable balance account, the Initial Closing Shares, the Qualified Financing Shares or the 2019 Shares, as applicable, registered in the name of Purchaser.

5.11Compliance Certificate.  Purchaser shall have received a compliance certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the date of the Closing, to the effect that the conditions specified in Sections 4.1 and 4.2 have been satisfied.

5.12Secretary’s Certificate.  Purchaser shall have received a certificate of the Company’s Secretary certifying as to (A) the Company’s certificate of incorporation and bylaws, (B) the resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereby, and (C) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

6.	Conditions to the Company’s Obligations at Closing

The obligations of the Company under this Agreement to sell and issue to Purchaser the Shares to be purchased by Purchaser at each Closing are subject to the satisfaction or waiver, at or prior to the applicable Closing, of the following conditions:

6.1Representations and Warranties. The representations and warranties of Purchaser contained in Section 4 shall be true, correct and complete in all respects on and as of the applicable Closing with the same force and effect as if they had been made at such time (except that those representations and warranties which address matters only as of a particular date need only be true, correct and complete in all material respects as of such date).

6.2Performance. Purchaser shall have performed and complied with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by Purchaser on or before the applicable Closing.

6.3Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the applicable Closing.

6.4No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5Consents and Approvals. Any Consent required for the consummation of the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares, shall have been obtained.

6.6License Agreement.  The Company and the Purchaser shall have executed the License Agreement.

7.	Covenants

7.1Piggyback Registrations.  The Company shall notify the Purchaser in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company) and will afford the Purchaser an opportunity to include in such registration statement all or part of the Shares held by the Purchaser.  If the Purchaser decides not to include all of its Shares in any registration statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  If the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Purchaser; provided, however, that no such reduction shall reduce the amount of securities of the Purchaser included in the registration [*] of the total amount of securities included in such registration; provided that the Company shall use its commercially reasonable efforts to assure that such reduction shall not reduce the amount of securities of the Purchaser included in the registration [*] of the total amount of securities included in such registration.  If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  The registration expenses of such registration shall be borne by the Company in accordance with Section 7.3 hereof.

7.2Purchaser Lock-Up.  Purchaser covenants and agrees as follows:

(a)To the extent requested by underwriters, [*] of the Shares held by the Purchaser prior to the Qualified Financing shall be subject to a Lock-Up (as defined below) through the period set by such underwriters in connection with a Qualified Financing that is an underwritten public offering, (such period not to exceed 180 days after the closing of the Qualified Financing); provided, however, that the Shares shall not be subject to a Lock-Up unless all officers, directors and affiliated stockholders owning more than five percent (5%) of the Company’s outstanding Common Stock are subject to the same restrictions.  The other [*] of the Shares held by the Purchaser prior to the Qualified Financing shall not be subject to any Lock-Up and may, in Purchaser’s sole discretion, be sold in the Qualified Financing.  For purposes of this Section 7.2, the term “Lock-Up” means an agreement by the Purchaser that, during the applicable period of the Lock-Up entered into in connection with the Qualified Financing, Purchaser will not, without the prior written consent of the Company (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares purchased in such Closing, in cash or otherwise.  Notwithstanding the foregoing, Purchaser may transfer the Shares to any of its shareholders or Affiliates; provided that in the case of any transfer or distribution pursuant to this subparagraph during the relevant Lock-Up period, each donee or transferee shall sign and deliver a lock-up letter with terms substantially similar to the terms of this Section 7.2.

(b)Notwithstanding anything to the contrary contained herein, Purchaser agrees that Purchaser shall not effect any sale, transfer or other disposition of any Shares unless: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144, as evidenced by a broker’s letter and a representation letter executed by Purchaser (reasonably satisfactory in form and content to the Company) stating that such requirements have been met; or (c) counsel reasonably satisfactory to the Company (which may be counsel to the Company) shall have advised the Company in a written opinion letter (reasonably satisfactory in form and content to the Company), upon which the Company may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act.

(c)Notwithstanding any other provision of this Section 7.2, this Section 7.2 shall not prohibit or restrict any disposition of Common Stock by Purchaser in connection with (i) a bona fide tender offer by a Person other than Purchaser or the Company that is not opposed by the Board of Directors and involving a Change of Control of the Company (as defined below); or (ii) an issuer tender offer by the Company; provided, that in the event that the tender offer is not completed, the Shares shall remain subject to the restrictions contained in this Section 7.2. For the purposes of this Agreement, a “Change of Control” means the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least twenty percent (20%) of the outstanding voting securities of the Company (or the surviving entity).

(d)Purchaser acknowledges and agrees that stop transfer instructions will be given to the Company’s transfer agent with respect to the Shares until the expiration of the applicable Lock-Up.

7.3Registration Rights.  The Company covenants and agrees as follows:

(a)As soon as practicable, and in any event within thirty (30) days following the Initial Closing, the Company shall file a registration statement on Form S-1 or Form S-3 for the Initial Closing Shares and shall cause such registration statement to become effective within ninety (90) days following the Initial Closing.

(b)To the extent that the Qualified Financing Shares are not registered in the Qualified Financing, as soon as practicable, and in any event within thirty (30) days following the Qualified Financing Closing, the Company shall file a registration statement on Form S-1 or Form S-3 for the Qualified Financing Shares and shall cause such registration statement to become effective within ninety (90) days following the Qualified Financing Closing.

(c)As soon as practicable, and in any event within thirty (30) days following the 2019 Closing, the Company shall file a registration statement on Form S-1 or Form S-3 for the 2019 Shares and shall cause such registration statement to become effective within ninety (90) days following the 2019 Closing.

(d)The Company shall maintain the effectiveness of any registration statements with respect to the Registrable Shares (as defined below) in accordance with the terms hereof for a period ending on the date on which all Registrable Shares covered by such registration statement have been sold pursuant to such registration statement or have otherwise ceased to be Registrable Shares (as defined below).

(e)All expenses, other than Selling Expenses (as defined below), incurred in connection with registrations, filings or qualifications pursuant to this Section 7.3, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, shall be borne and paid by the Company.

(f)For the purposes of this Section 7.3,

(i)“Losses” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(ii)“Registrable Shares” means the Shares held by Purchaser including, without limitation, any shares of Common Stock paid, issued or distributed in respect of any such Shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, but excluding shares of Common Stock acquired in the open market before or after the date hereof, provided, however, that the Shares will cease to be “Registrable Shares” when (A) the Shares have been sold pursuant to an effective registration statement or (B) the Shares proposed to be sold by Purchaser, in the opinion of counsel satisfactory to the Company, may be distributed to the public without any limitation pursuant to Rule 144 (or any successor provision then in effect).

(iii)“Selling Expenses” means the fees and disbursements of counsel for Purchaser.

(g)With a view to making available to Purchaser the benefits of Rule 144, for a period of one year following the date of the latest Closing pursuant to this Agreement, the Company covenants that it will (i) use its best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 with respect to resales of the Registrable Shares under the Securities Act, at all times, all to the extent required from time to time to enable Purchaser to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 (if available with respect to resales of the Registrable Shares), as such rule may be amended from time to time or (B) any other rules or regulations now existing or hereafter adopted by the SEC.

(h)To the extent permitted by law, the Company will indemnify and hold harmless Purchaser, and the partners, members, officers, directors, and stockholders of Purchaser; legal counsel and accountants for Purchaser; any underwriter (as defined in the Securities Act) for Purchaser; and each

Person, if any, who controls Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any Losses, and the Company will pay to Purchaser, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Losses may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.3(f) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any the Purchaser, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(i)To the extent permitted by law, Purchaser agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed a registration statement, and each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or any document incorporated by reference in such document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of Purchaser for use therein; provided, however, that the indemnity agreement contained in this Section 7.3 (g) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld;.  The maximum aggregate amount of indemnifiable Losses that may be recovered from the Purchaser under the provisions of this Section 7.3 (g) shall be the aggregate value of the consideration received for the Shares.

(j)Promptly after receipt by an indemnified party under this Section 7.3 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.3, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.3 to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.3.

(k)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 7.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 7.3 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 7.3 then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) Purchaser will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered and sold by Purchaser pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.4Notifications.

(a)Prior to each Closing, the Company will promptly advise Purchaser in writing of any notice or other communication from any third Person alleging that the consent of a third Person is required in connection with the transactions contemplated by this Agreement.

(b)Prior to each Closing, each party shall promptly notify the other of any action, suit or proceeding that is instituted or specifically threatened in writing against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

7.5Commercial Reasonable Efforts.  Each Party will use its commercially reasonable efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Section 5 and Section 6 of this Agreement.

7.6Integration.  Purchaser understands that the Company may issue additional securities after the date hereof; provided, however, that the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the exchange on which the Shares are listed such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.7Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall, within four (4) Trading Days following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto.  The Company and Purchaser shall consult with each other regarding the substance of any public disclosure by either party regarding this Agreement or the License Agreement (including the filing of either agreement as an exhibit to a periodic filing with the SEC) and regarding the issuance of any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

7.8Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement or under any other agreement among the Company and Purchaser.

7.9Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the License Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Purchaser, or Purchaser’s agents or counsel, with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that Purchaser will be relying on the foregoing covenant in effecting transactions in securities of the Company.

7.10Indemnification of Purchaser.  Subject to the provisions of this Section 7.10, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur due to a claim by a third party as a result of or relating to any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties entitled to indemnification hereunder.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company and any liabilities that the Company may be subject to pursuant to law.  The Company will have the exclusive right to settle any claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Purchaser Party, which will not be unreasonably withheld or delayed; provided, however, that such consent shall not be required if the settlement includes a full and unconditional release satisfactory to the Purchaser Party from all liability arising or that may arise out of such claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Purchaser Party.

7.11Listing of Common Stock.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock.

7.12Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to Purchaser at each Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

8.	SURVIVAL OF REPRESENTATIONS

All representations, warranties, covenants and other agreements of the Company hereunder shall be deemed made on and as of each Closing as though such representations, warranties, covenants and other agreements were made on and as of such date.  All representations and warranties made by a party to this Agreement herein or pursuant hereto shall survive each Closing and the delivery of the Shares.  All covenants and other agreements made by a party to this Agreement herein or pursuant hereto shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

9.	TERMINATION

9.1Termination.  This Agreement may be terminated at any time:

(a)by the mutual written consent of Purchaser and the Company;

(b)by the Company if (i) any of the representations and warranties of Purchaser contained in Section 4 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by Purchaser of any covenant of Purchaser in this Agreement that (A) would result in the failure of a condition set forth in Section 6, and (B) which is not curable or, if curable, is not cured upon the occurrence of the twentieth (20th) day after written notice thereof is given the Company to Purchaser;

(c)by Purchaser if (i) any of the representations and warranties of the Company contained in Section 3 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by the Company of any covenant of the Company in this Agreement that (A) would result in the failure of a condition set forth in Section 5, and (B) which is not curable or, if curable, is not cured upon the occurrence of the twentieth (20th) day after written notice thereof is given by Purchaser to the Company; or

(d)by either Purchaser or the Company in the event that any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the actions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

9.2Effect of Termination.  In the event of any termination of this Agreement as provided in Section 8.1, this Agreement (other than Section 9, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

10.	General

10.1Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including any permitted transferees of any Shares).  Purchaser and the Company may not assign their respective rights or obligations under this Agreement, in whole or in part, except with the consent of the other party; provided, however, the rights and obligations of Purchaser may be assigned, without the prior written consent of the Company, to one or more of Purchaser’s affiliates.  Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

10.2Entire Agreement.  This Agreement and the License Agreement and the documents, schedules and exhibits referred to herein or therein constitute the entire agreement between the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof.  No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  All schedules and exhibits hereto are hereby incorporated herein by reference.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.3General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement.  No rule of strict construction will be applied against any Person.

10.4Injunctive Relief.  Purchaser and the Company acknowledge and agree that, in view of the uniqueness of the Shares, damages at law would be insufficient for any breach by Purchaser or the Company of any of their respective covenants in this Agreement.  Accordingly, each party agrees that in the event of any breach or threatened breach by the other party of any provisions of this Agreement, the non-breaching party be entitled to seek equitable relief in the form of an order to specifically perform or an injunction to prevent irreparable injury.

10.5Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

10.6Jurisdiction.  The parties hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

10.7Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile.

10.8Section Headings and References.  The section headings contained herein are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  When a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section or Exhibit of or to this Agreement unless otherwise indicated.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular has a comparable meaning when used in the plural, and vice versa.  References to a Person are also to its successors and permitted assigns.  References to an agreement are to such agreement as amended, restated, modified or otherwise supplemented, from time to time.  The term “dollars” and “$” means United States dollars.  The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

10.9Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement.  If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 10.9, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

10.10Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when received by facsimile or email (provided that the party providing such notice promptly confirms receipt of such transmission with the other party), (c) when received after having been sent by registered or certified mail, return receipt requested and postage prepaid or (d) when received after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company and to Purchaser at the address as set forth below or at such other address as Purchaser or the Company may designate by 10 days advance written notice to the Company (in the case of Purchaser) or Purchaser (in the case of the Company).

if to the Company:

AntriaBio, Inc.

1450 Infinite Drive

Louisville, CO 80027

Attn:  Chief Executive Officer

Email: nevan@antriabio.com

with a copy (which shall not constitute notice) to:

Michael Weiner

Dorsey &Whitney LLP

1400 Wewatta Street

Suite 400

Denver, CO 80202-5549

Facsimile: (303) 629-3450

Email: weiner.michael@dorsey.com

if to Purchaser:

XOMA Corporation

2200 Powell Street

Suite 310

Emeryville, CA 94608

Attn: Chief Executive Officer

Copy to: Legal Department

with copies (which shall not constitute notice) to:

Cooley LLP

Attn: Mike Tenta

3175 Hanover Street

Palo Alto, CA 94304

Facsimile: (650) 849-7400

Email:  mtenta@cooley.com

10.11Amendments and Waivers.  Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto (with respect to an amendment) and the written consent of each party from whom a waiver is sought (with respect to a waiver).  No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar.  No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.

10.12Expenses. Except with respect to the registration of the Shares pursuant to Section 7.2, each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

10.13Persons Entitled to Benefits of Agreement.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.14Further Assurances. The Company and Purchaser shall use their commercially reasonable efforts, in the most expeditious manner practicable, to satisfy or cause to be satisfied the intent and purposes of this Agreement by executing and delivering such instruments, documents and other writings as may be reasonably necessary or desirable.

10.15Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

{signature pages follow}

IN WITNESS WHEREOF, the undersigned parties have duly executed this Common Stock Purchase Agreement effective as of the date first above written.

COMPANY:

ANTRIABIO, INC.

By:	/s/ Nevan Elam/s/
	Name:	Nevan Elam
	Title:	CEO
	Date:	06-Dec-2017

PURCHASER:

XOMA CORPORATION

By:	/s/ Jim Neal /s/
	Name:	Jim Neal
	Title:	Chief Executive Officer
	Date:	06-Dec-2017

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

License Agreement

See attached.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.